UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

OraSure Technologies, Inc. (the “Company”) announced today that Gregory B. Lawless and Carter H. Eckert have retired from the Company’s Board of Directors (the “Board”), effective May 16, 2005. Messrs. Lawless and Eckert joined the Board shortly after the merger in 2000 of Epitope, Inc. and STC Technologies, Inc. that formed the Company, and since then have focused on helping the Company develop its long-term strategic vision and achieve sustained profitability.

The Company’s strategic plans for the next 3 to 5 years are now in place and, with its strong financial performance during the first quarter of 2005, the Company has made great progress towards achieving sustained profitability. As a result, Messrs. Lawless and Eckert have decided to retire from the Board so that new members can be added in order to help shepherd the Company through its next phase of growth and development. Mr. Lawless and Mr. Eckert have each agreed to a consulting arrangement in order to provide ongoing strategic advice and support for the Company.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 17, 2005	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary